As filed with the Securities and Exchange Commission on April 28, 1998

                                                   Registration No.  333-46281
==============================================================================

                    SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, DC 20549

                              --------------

                      Post-Effective Amendment No. 1
                                    TO
                                 FORM S-4
                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933

                              --------------

                          SEALED AIR CORPORATION
                   (formerly known as W. R. Grace & Co.)
          (Exact name of Registrant as specified in its charter)

                              --------------


            Delaware                                             3081                                           65-0654331
(State or Other Jurisdiction of                      (Primary Standard Industrial                             (IRS Employer
 Incorporation or Organization)                      Classification Code Number)                           Identification No.)
                                                             Park 80 East
                                                    Saddle Brook, New Jersey 07663
                                                            (201) 791-7600
                                   (Address, including Zip Code, & Telephone Number, including Area
                                          Code, of Registrant's Principal Executive Offices)

                                                            --------------

                                                       H. Katherine White, Esq.
                                                   General Counsel and Secretary
                                                        Sealed Air Corporation
                                                             Park 80 East
                                                    Saddle Brook, New Jersey 07663

                                      (Name, Address, Including Zip Code, and Telephone Number,
                                              Including Area Code, of Agent for Service)

                                                            --------------

                                                              copies to:
    Christopher Mayer, Esq.                              Robert B. Lamm, Esq.                           Andrew R. Brownstein, Esq.
     Davis Polk & Wardwell                           Vice President and Secretary                     Wachtell, Lipton, Rosen & Katz
      450 Lexington Avenue                                W. R. Grace & Co.                                51 West 52nd Street
    New York, New York 10017                             One Town Center Road                            New York, New York 10019
         (212) 450-4000                            Boca Raton, Florida 33486-1010                            (212) 403-1000
                                                           (561) 362-2000

      Approximate Date of Commencement of Proposed Sale to Public: As soon as practicable after the effectiveness of this Registration Statement and the effective time (the "Effective Time") of the merger (the "Merger") of a wholly owned subsidiary of the Registrant with and into Sealed Air Corporation (US) ("Old Sealed Air"), as described in the Agreement and Plan of Merger dated as of August 14, 1997.

      If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act"), check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] Reg No. 333-46281

==============================================================================

                             EXPLANATORY NOTE

               Sealed Air Corporation (formerly known as W. R. Grace & Co.) (the "Registrant") hereby amends its Registration Statement on Form S-4 (No. 333-46281), declared effective on February 13, 1998 (the "Registration Statement"), by filing this Post-Effective Amendment No. 1 (this "Amendment").

               At a Special Meeting of Stockholders of the Registrant held on March 20, 1998, the Registrant's stockholders approved and adopted the Agreement and Plan of Merger, dated as of August 13, 1997 (the "Merger Agreement"), by and among the Registrant, Packco Acquisition Corp. and Old Sealed Air and related transactions. The Merger and the other transactions contemplated by the Merger Agreement were consummated on March 31, 1998.

               This Amendment is being filed solely to add Exhibits 8.3, 8.4,
23.5 and 23.6 to the Registration Statement, which Exhibits are the tax opinions delivered by counsel to Old Sealed Air and the Registrant, respectively, at the Effective Time, and the consents of such counsel.



                                  PART II

                  INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

               Section 145 of the General Corporation Law of the State of Delaware (the "General Corporation Law") provides that: (1) under certain circumstances a corporation may indemnify a director or officer made party to, or threatened to be made party to, any civil, criminal, administrative or investigative action, suit or proceeding (other than an action by or in the right of the corporation) because such person is or was a director, officer, employee or agent of the corporation, or because such person is or was so serving another enterprise at the request of the corporation, against expenses, judgments, fines and amounts paid in settlement reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to criminal cases, had no reasonable cause to believe such person's conduct was unlawful; (2) under certain circumstances a corporation may indemnify a director or officer made party to, or threatened to be made party to, any action or suit by or in the right of the corporation for judgment in favor of the corporation because such person is or was a director, officer, employee or agent of the corporation, or because such person is or was so serving another enterprise at the request of the corporation, against expenses reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation; and (3) a director or officer shall be indemnified by the corporation against expenses reasonably incurred by such person in connection with and to the extent that such person has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in the preceding clauses, or in defense of any claim, issue or matter therein.

               Under Article ELEVENTH of the Registrant's Amended and Restated Certificate of Incorporation and Article 8 of the Registrant's By-laws, indemnification of directors and officers is provided for to the fullest extent permitted under the General Corporation Law. Article TWELFTH of the Registrant's Amended and Restated Certificate of Incorporation eliminates the liability of directors for monetary damages for breach of fiduciary duty as directors, except for liability (1) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the General Corporation Law (which relates to the payment of unlawful dividends or unlawful stock purchases or redemptions), or (4) for any transaction from which the director derived an improper personal benefit. The General Corporation Law, the Registrant's Amended and Restated Certificate of Incorporation and the By-laws of the Registrant permit the purchase by the Registrant of insurance for indemnification of directors and officers. The Registrant currently maintains directors and officers liability insurance.

               The foregoing summary of Section 145 of the General Corporation Law, Articles ELEVENTH and TWELFTH of the Amended and Restated Certificate of Incorporation of the Registrant and Article 8 of the By-laws of the Registrant is qualified in its entirety by reference to the relevant provisions of
Section 145, the relevant provisions of the Registrant's Amended and Restated Certificate of Incorporation, which are incorporated herein by reference to
Exhibit 3.1 to the Registrant's Current Report on Form 8-K dated March 31, 1998, and the relevant provisions of the Registrant's By-laws, which are incorporated herein by reference to Exhibit 3.2 to the Registrant's Current Report on Form 8-K dated March 31, 1998.

Item 21.  Exhibits and Financial Statement Schedules.

              (a) Exhibits.  See Exhibit Index.


              (b) Financial Statement Schedules. Not Applicable.


              (c) Report, Opinion or Appraisal.  See Exhibits 5.1, 8.3 and
                  8.4.

Item 22.  Undertakings.

               The undersigned registrant hereby undertakes:

              (a) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

              (b) That every prospectus (i) that is filed pursuant to paragraph (b) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to this registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (c) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (d) To respond to requests for information that is incorporated by reference into the Joint Proxy Statement/Prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this registration statement through the date of responding to the request.

              (e) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.

              (f) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Saddle Brook, State of New Jersey on April 28, 1998.

                                        SEALED AIR CORPORATION



Date: April 28, 1998                    By: /s/ T. J. Dermot Dunphy
                                            -------------------------------
                                            Name:  T. J. Dermot Dunphy
                                            Title: Chairman of the Board,
                                                   Chief Executive Officer
                                                   and Director


                               ------------

               Pursuant to the requirements of the Securities Act of 1933, this Amendment has been signed below by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

            Signature                                Title                              Date
            ---------                                -----                              ----

     /s/ T. J. Dermot Dunphy            Chairman of the Board,                     April 28, 1998
   ---------------------------          Chief Executive Officer and Director
       (T.J. Dermot Dunphy)             (Principal Executive Officer)


         /s/ Horst Tebbe                Vice President-Finance and Chief           April 28, 1998
   ---------------------------          Financial Officer
          (Horst Tebbe)                 (Principal Financial Officer)


      /s/ Jeffrey S. Warren             Controller                                 April 28, 1998
   ---------------------------          (Principal Accounting Officer)
       (Jeffrey S. Warren)

                                                  Director
   ---------------------------
           (Hank Brown)

        /s/ John K. Castle                        Director                         April 28, 1998
   ---------------------------
         (John K. Castle)

                                                  Director
   ---------------------------
       (Christopher Cheng)

      /s/ Lawrence R. Codey                       Director                         April 28, 1998
   ---------------------------
       (Lawrence R. Codey)

   /s/ Charles F. Farrell, Jr.                    Director                         April 28, 1998
   ---------------------------
    (Charles F. Farrell, Jr.)

        /s/ David Freeman                         Director                         April 28, 1998
   ---------------------------
         (David Freeman)

                                                  Director
   ---------------------------
       (Virginia A. Kamsky)

        /s/ Alan H. Miller                        Director                         April 28, 1998
   ---------------------------
         (Alan H. Miller)

                                                  Director
   ---------------------------
         (John E. Phipps)

       /s/ R. L. San Soucie                       Director                         April 28, 1998
   ---------------------------
        (R. L. San Soucie)



                               EXHIBIT INDEX


 Exhibit
 Number                            Description                                       Page
 ------                            -----------                                       ----
  *2.1    Agreement and Plan of Merger dated as of August 14, 1997 among the
          Registrant, Sealed Air Corporation and Packco Acquisition Corp.
          (included as Annex A to the Joint Proxy Statement/Prospectus contained in this Registration Statement).

  *2.2 Form of Distribution Agreement to be dated as of the Effective Time between the Registrant, W. R. Grace & Co.-Conn. and Grace Speciality
          Chemicals, Inc. (included as Annex B to the Joint Proxy
          Statement/Prospectus contained in this Registration Statement).

  *3.1    Amended and Restated Certificate of Incorporation of W. R. Grace & Co.
          (incorporated herein by reference to Exhibit 4.1 to W. R. Grace & Co.'s
          Form 8-K filed on October 10, 1996 (the "October 1996 Form 8-K")).

  *3.2 Amended and Restated By-Laws of W. R. Grace & Co. (incorporated herein by reference to Exhibit 4.2 to the October 1996 Form 8-K).

  *4.1    Form of Certificate of Designations, Preferences and Rights of Series A
          Convertible Preferred Stock of New Sealed Air.

  *4.2    Commitment Letters for the New Credit Agreements.

  *5.1 Opinion of Wachtell, Lipton, Rosen & Katz regarding the validity of the securities being registered (including consent).

  *8.1 Form of opinion of Davis Polk & Wardwell regarding certain federal income tax consequences relating to the Merger (including consent).

  *8.2    Form of opinion of Wachtell, Lipton, Rosen & Katz regarding certain federal income tax consequences relating to the Reorganization and Merger
          (including consent).

   8.3 Opinion of Davis Polk & Wardwell regarding certain federal income tax consequences relating to the Merger (including consent).

   8.4 Opinion of Wachtell, Lipton, Rosen & Katz regarding certain federal income tax consequences relating to the Reorganization and Merger
          (including consent).

 *23.1    Consents of Price Waterhouse LLP.

 *23.2    Consent of KPMG Peat Marwick LLP.

  23.3    Consent of Davis Polk & Wardwell (included in the opinion filed as
          Exhibit 8.3 to this Amendment).

  23.4 Consent of Wachtell, Lipton, Rosen & Katz (included in the opinion filed as Exhibit 8.4 to this Amendment).

 *24.1    Form of Power of Attorney.

 *99.1    Form of Sealed Air Corporation Proxy Card.

 *99.2    Form of W. R. Grace & Co. Proxy Card.

 *99.3    Consent of Donaldson, Lufkin & Jenrette Securities Corporation.

 *99.4    Consent of Merrill Lynch & Co.

 *99.5    Consent of Credit Suisse First Boston Corporation.

 *99.6    Consents of persons named as future directors of the Registrant.

----------
*Previously filed.